CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$713.00*

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 principal amount of the Securities (CUSIP: 06740JBK5). A filing fee of $142.60 for the issuance of $2,000,000 principal amount of the Securities (CUSIP: 06740JBK5) was previously paid in connection with the issuance dated December 31, 2009. The new aggregate issuance amount for the Securities (CUSIP: 06740JBK5) is $12,000,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)

December 23, 2009, as amended May 12, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: December 31, 2009

•	Initial valuation date: December 23, 2009

•	Final valuation date: December 23, 2010

•	Maturity date: December 28, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.98%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Barrick Gold Corporation	$40.23	PS-8	ABX	$6,000,000	9.75%	75.0%	97.50%	$5,850,000	2.50%	$150,000	E-4023	06740JAQ3/ US06740JAQ31
Archer-Daniels-Midland Company	$31.33	PS-10	ADM	$2,500,000	9.00%	80.0%	97.50%	$2,437,500	2.50%	$62,500	E-4024	06740JAR1/ US06740JAR14
The AES Corporation	$13.90	PS-12	AES	$1,000,000	9.75%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4025	06740JAS9/ US06740JAS96
AK Steel Holding Corporation	$22.14	PS-14	AKS	$13,000,000	13.75%	75.0%	97.50%	$12,675,000	2.50%	$325,000	E-4026	06740JAT7/ US06740JAT79
Amazon.com, Inc.	$138.92	PS-16	AMZN	$11,000,000	9.00%	75.0%	97.50%	$10,725,000	2.50%	$275,000	E-4027	06740JAU4/ US06740JAU43
Anadarko Petroleum Corporation	$64.23	PS-18	APC	$1,000,000	9.00%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4028	06740JAV2/ US06740JAV26
Baker Hughes Incorporated	$40.83	PS-20	BHI	$1,000,000	9.00%	70.0%	97.50%	$975,000	2.50%	$25,000	E-4029	06740JAW0/ US06740JAW09
Caterpillar Inc.	$58.32	PS-22	CAT	$2,500,000	8.50%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4030	06740JAX8/ US06740JAX81
Canadian Natural Resources Limited	$70.67	PS-24	CNQ	$1,000,000	9.00%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4031	06740JAY6/ US06740JAY64
Cabot Oil & Gas Corporation	$45.39	PS-26	COG	$6,000,000	9.00%	75.0%	97.50%	$5,850,000	2.50%	$150,000	E-4032	06740JAZ3/ US06740JAZ30
El Paso Corp.	$10.12	PS-28	EP	$1,000,000	9.25%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4033	06740JBA7/ US06740JBA79
Goldcorp Inc.	$40.03	PS-30	GG	$3,000,000	10.00%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-4034	06740JBB5/ US06740JBB52
Garmin Ltd.	$30.40	PS-32	GRMN	$2,500,000	11.50%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4035	06740JBC3/ US06740JBC36
IntercontinentalExchange, Inc.	$108.89	PS-34	ICE	$1,000,000	10.25%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4036	06740JBD1/ US06740JBD19
International Paper Co.	$27.66	PS-36	IP	$17,000,000	10.25%	75.0%	97.50%	$16,575,000	2.50%	$425,000	E-4037	06740JBE9/ US06740JBE91
Noble Corporation	$41.26	PS-38	NE	$6,000,000	9.25%	75.0%	97.50%	$5,850,000	2.50%	$150,000	E-4038	06740JBF6/ US06740JBF66
Potash Corporation of Sakatchewan Inc.	$111.44	PS-40	POT	$12,500,000	8.50%	75.0%	97.50%	$12,187,500	2.50%	$312,500	E-4039	06740JBG4/ US06740JBG40
Research in Motion Limited	$67.62	PS-42	RIMM	$2,000,000	10.25%	75.0%	97.50%	$1,950,000	2.50%	$50,000	E-4040	06740JBH2/ US06740JBH23
Schlumberger N.V. (Schlumberger Limited)	$65.23	PS-44	SLB	$13,000,000	8.50%	75.0%	97.50%	$12,675,000	2.50%	$325,000	E-4041	06740JBJ8/ US06740JBJ88
Suncor Energy Inc.	$35.43	PS-46	SU	$12,000,000***	9.00%	75.0%	97.50%	$11,700,000	2.50%	$300,000	E-4042	06740JBK5/ US06740JBK51
Southwestern Energy Company	$50.57	PS-48	SWN	$1,000,000	10.50%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4043	06740JBL3/ US06740JBL35
Valero Energy Corporation	$16.91	PS-50	VLO	$2,500,000	9.00%	75.0%	97.50%	$2,437,500	2.50%	$62,500	E-4044	06740JBM1/ US06740JBM18
Wells Fargo & Company	$26.85	PS-52	WFC	$3,000,000	10.00%	75.0%	97.50%	$2,925,000	2.50%	$75,000	E-4045	06740JBN9/ US06740JBN90
Whole Foods Market, Inc.	$28.52	PS-54	WFMI	$11,000,000	10.25%	75.0%	97.50%	$10,725,000	2.50%	$275,000	E-4046	06740JBP4/ US06740JBP49

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 2.50% of the principal amount of the notes, or $25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $12,000,000 includes an additional issuance of $10,000,000 aggregate principal amount of the Notes on May 13, 2010. The original $2,000,000 aggregate principal amount of the Notes was issued on December 31, 2009. The Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043717/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Delivery of the Notes will be made against payment for the Notes more than three business days following the pricing date for those Notes (that is, a particular series of Notes may have a settlement cycle that is longer than “T+3”). For considerations relating to an offering of Notes with a settlement cycle longer than T+3, see “Plan of Distribution” in the prospectus supplement.

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2009 project and development expenses to increase from 2008.

In 2006, Barrick completed the acquisition of Placer Dome, which included twelve mines and four projects. In connection with the acquisition of Placer Dome, Barrick completed the sale to Goldcorp Inc. of all of Placer Dome’s Canadian properties and operations, including all historic mining, reclamation and exploration properties, Placer Dome’s interest in the La Coipa mine in Chile, and a 40% interest in the Pueblo Viejo project. Barrick sold its interest in the South Deep mine, acquired in connection with the Placer Dome acquisition, in late 2006. In 2007, Barrick expanded its projects through the acquisition of a 51% interest in the Cerro Casale copper-gold deposit in Chile, and a package of exploration licenses in Papua New Guinea from Highlands Pacific. Barrick increased its interest in the Porgera mine from 75% to 95%. In 2008, Barrick increased its ownership in the Cortez property from 60% to 100%. In 2008, Barrick acquired all of the issued and outstanding shares of Cadence Energy Inc. including the oil and gas assets at Sturgeon Lake, Alberta from Daylight Resources Trust. The Cadence Energy Inc. and Daylight Resources Trust acquisitions together comprise Barrick Energy Inc. (formerly Cadence Energy Inc.) (“Barrick Energy”). In January 2009, Barrick entered into an agreement to acquire an additional 50% interest in the Hemlo property from Teck Cominco Limited in order to consolidate Barrick’s 100% ownership of the Hemlo property.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 31, 2009	$40.90	$25.54	$32.42
June 30, 2009	$38.96	$27.09	$33.55
September 30, 2009	$41.98	$30.67	$37.90
December 31, 2009	$48.02	$34.50	$39.38
January 13, 2010*	$42.63	$39.44	$40.70

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 13, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $40.23

Protection level: 75.00%

Protection price: $30.17

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.857072

Coupon: 9.75% per annum

Maturity: December 28, 2010

Dividend yield: 0.99% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		100.99%
+ 90%	9.75%		90.99%
+ 80%	9.75%		80.99%
+ 70%	9.75%		70.99%
+ 60%	9.75%		60.99%
+ 50%	9.75%		50.99%
+ 40%	9.75%		40.99%
+ 30%	9.75%		30.99%
+ 20%	9.75%		20.99%
+ 10%	9.75%		10.99%
+ 5%	9.75%		5.99%

0%	9.75%		0.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-4.01%
- 10%	9.75%	-0.25%	-9.01%
- 20%	9.75%	-10.25%	-19.01%
- 30%	N/A	-20.25%	-29.01%
- 40%	N/A	-30.25%	-39.01%
- 50%	N/A	-40.25%	-49.01%
- 60%	N/A	-50.25%	-59.01%
- 70%	N/A	-60.25%	-69.01%
- 80%	N/A	-70.25%	-79.01%
- 90%	N/A	-80.25%	-89.01%
- 100%	N/A	-90.25%	-99.01%

Archer-Daniels-Midland Company

According to publicly available information, Archer Daniels Midland Company (the “Company”) is a processor of oilseeds, corn, wheat, cocoa, and other feedstuffs and is a manufacturer of soybean oil and protein meal, corn sweeteners, flour, biodiesel, ethanol, and other value-added food and feed ingredients. The Company also has a grain elevator and transportation network to procure, store, clean, and transport agricultural commodities, such as oilseeds, corn, wheat, milo, oats, and barley.

As of June 30, 2009, the Company has approved expenditures of approximately $1.6 billion to complete the facilities under construction and other approved capital projects through calendar year 2010. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 28,200 at June 30, 2009.

The linked share’s SEC file number is 001-00044.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 28, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
September 30, 2008	$33.75	$19.70	$21.91
December 31, 2008	$29.08	$13.53	$28.83
March 31, 2009	$29.49	$24.09	$27.78
June 30, 2009	$29.40	$23.13	$26.77
September 30, 2009	$32.13	$26.00	$29.22
December 23, 2009*	$33.00	$27.88	$31.33

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $31.33

Protection level: 80.00%

Protection price: $25.06

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.918289

Coupon: 9.00% per annum

Maturity: December 28, 2010

Dividend yield: 1.79% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.79%
+ 90%	9.00%		91.79%
+ 80%	9.00%		81.79%
+ 70%	9.00%		71.79%
+ 60%	9.00%		61.79%
+ 50%	9.00%		51.79%
+ 40%	9.00%		41.79%
+ 30%	9.00%		31.79%
+ 20%	9.00%		21.79%
+ 10%	9.00%		11.79%
+ 5%	9.00%		6.79%

0%	9.00%		1.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.21%
- 10%	9.00%	-1.00%	-8.21%
- 20%	9.00%	-11.00%	-18.21%
- 30%	N/A	-21.00%	-28.21%
- 40%	N/A	-31.00%	-38.21%
- 50%	N/A	-41.00%	-48.21%
- 60%	N/A	-51.00%	-58.21%
- 70%	N/A	-61.00%	-68.21%
- 80%	N/A	-71.00%	-78.21%
- 90%	N/A	-81.00%	-88.21%
- 100%	N/A	-91.00%	-98.21%

The AES Corporation

According to publicly available information, The AES Corporation (the “Company”) is a global power holding company incorporated in Delaware in 1981. Through its subsidiaries, the Company operates a portfolio of electricity generation and distribution businesses and investments on five continents and in 29 countries. The Company operates two types of businesses. The first is the Generation business, where the Company owns and/or operates power plants to generate and sell power to wholesale customers such as utilities or other intermediaries. The second is the Utilities business, where the Company owns and/or operates utilities to distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors in a defined service area. In addition to its traditional generation and distribution operations, the Company is also developing an alternative energy business that includes strategic initiatives such as wind generation and climate solutions.

The linked share’s SEC file number is 001-12291.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$9.50	$7.42	$9.44
March 31, 2004	$10.85	$7.65	$8.53
June 30, 2004	$10.24	$7.56	$9.93
September 30, 2004	$10.66	$9.09	$9.99
December 31, 2004	$13.71	$10.00	$13.67
March 31, 2005	$17.96	$12.68	$16.38
June 30, 2005	$17.55	$13.00	$16.38
September 30, 2005	$16.75	$14.64	$16.43
December 30, 2005	$17.25	$14.81	$15.83
March 31, 2006	$18.88	$15.63	$17.06
June 30, 2006	$18.85	$16.15	$18.45
September 29, 2006	$21.47	$18.25	$20.39
December 29, 2006	$23.85	$20.02	$22.04
March 30, 2007	$23.00	$19.44	$21.52
June 29, 2007	$24.24	$20.54	$21.88
September 28, 2007	$23.39	$16.69	$20.04
December 31, 2007	$23.09	$19.78	$21.39
March 31, 2008	$22.48	$15.72	$16.67
June 30, 2008	$20.46	$16.68	$19.21
September 30, 2008	$19.50	$10.91	$11.69
December 31, 2008	$11.67	$5.80	$8.24
March 31, 2009	$9.48	$4.80	$5.81
June 30, 2009	$11.62	$5.62	$11.61
September 30, 2009	$15.33	$10.67	$14.82
December 23, 2009*	$15.44	$12.50	$13.90

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AES

Initial price: $13.90

Protection level: 75.00%

Protection price: $10.43

Physical delivery amount: 71 ($1,000/Initial price)

Fractional shares: 0.942446

Coupon: 9.75% per annum

Maturity: December 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		100.00%
+ 90%	9.75%		90.00%
+ 80%	9.75%		80.00%
+ 70%	9.75%		70.00%
+ 60%	9.75%		60.00%
+ 50%	9.75%		50.00%
+ 40%	9.75%		40.00%
+ 30%	9.75%		30.00%
+ 20%	9.75%		20.00%
+ 10%	9.75%		10.00%
+ 5%	9.75%		5.00%

0%	9.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-5.00%
- 10%	9.75%	-0.25%	-10.00%
- 20%	9.75%	-10.25%	-20.00%
- 30%	N/A	-20.25%	-30.00%
- 40%	N/A	-30.25%	-40.00%
- 50%	N/A	-40.25%	-50.00%
- 60%	N/A	-50.25%	-60.00%
- 70%	N/A	-60.25%	-70.00%
- 80%	N/A	-70.25%	-80.00%
- 90%	N/A	-80.25%	-90.00%
- 100%	N/A	-90.25%	-100.00%

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. As of December 31, 2008, the Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
February 26, 2010*	$26.75	$19.22	$21.53

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $22.14

Protection level: 75.00%

Protection price: $16.61

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.167118

Coupon: 13.75% per annum

Maturity: December 28, 2010

Dividend yield: 0.90% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	13.75%		100.90%
+ 90%	13.75%		90.90%
+ 80%	13.75%		80.90%
+ 70%	13.75%		70.90%
+ 60%	13.75%		60.90%
+ 50%	13.75%		50.90%
+ 40%	13.75%		40.90%
+ 30%	13.75%		30.90%
+ 20%	13.75%		20.90%
+ 10%	13.75%		10.90%
+ 5%	13.75%		5.90%

0%	13.75%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.75%	8.75%	-4.10%
- 10%	13.75%	3.75%	-9.10%
- 20%	13.75%	-6.25%	-19.10%
- 30%	N/A	-16.25%	-29.10%
- 40%	N/A	-26.25%	-39.10%
- 50%	N/A	-36.25%	-49.10%
- 60%	N/A	-46.25%	-59.10%
- 70%	N/A	-56.25%	-69.10%
- 80%	N/A	-66.25%	-79.10%
- 90%	N/A	-76.25%	-89.10%
- 100%	N/A	-86.25%	-99.10%

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
December 31, 2008	$71.95	$34.68	$51.28
March 31, 2009	$75.61	$47.64	$73.44
June 30, 2009	$88.56	$71.71	$83.66
September 30, 2009	$94.50	$75.41	$93.36
January 6, 2010*	$136.61	$131.66	$132.25

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 6, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $138.92

Protection level: 75.00%

Protection price: $104.19

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.198388

Coupon: 9.00% per annum

Maturity: December 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 2.28 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2008. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China and a development project in Brazil and is executing strategic exploration programs in several other countries. The Company actively markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company has hard minerals properties that contribute operating income through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$25.86	$20.42	$25.51
March 31, 2004	$26.98	$24.00	$25.93
June 30, 2004	$30.00	$25.38	$29.30
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 29, 2007	$55.82	$43.00	$51.99
September 28, 2007	$54.96	$45.47	$53.75
December 31, 2007	$68.00	$53.16	$65.69
March 31, 2008	$67.63	$50.92	$63.03
June 30, 2008	$81.36	$61.35	$74.84
September 30, 2008	$75.90	$43.27	$48.51
December 31, 2008	$49.64	$24.57	$38.55
March 31, 2009	$44.00	$30.89	$38.89
June 30, 2009	$52.37	$37.85	$45.39
September 30, 2009	$66.21	$40.28	$62.73
December 23, 2009*	$69.37	$55.88	$64.23

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $64.23

Protection level: 75.00%

Protection price: $48.17

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.569049

Coupon: 9.00% per annum

Maturity: December 28, 2010

Dividend yield: 0.56% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.56%
+ 90%	9.00%		90.56%
+ 80%	9.00%		80.56%
+ 70%	9.00%		70.56%
+ 60%	9.00%		60.56%
+ 50%	9.00%		50.56%
+ 40%	9.00%		40.56%
+ 30%	9.00%		30.56%
+ 20%	9.00%		20.56%
+ 10%	9.00%		10.56%
+ 5%	9.00%		5.56%

0%	9.00%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.44%
- 10%	9.00%	-1.00%	-9.44%
- 20%	9.00%	-11.00%	-19.44%
- 30%	N/A	-21.00%	-29.44%
- 40%	N/A	-31.00%	-39.44%
- 50%	N/A	-41.00%	-49.44%
- 60%	N/A	-51.00%	-59.44%
- 70%	N/A	-61.00%	-69.44%
- 80%	N/A	-71.00%	-79.44%
- 90%	N/A	-81.00%	-89.44%
- 100%	N/A	-91.00%	-99.44%

Baker Hughes Incorporated

According to publicly available information, Baker Hughes Incorporated (the “Company”) is a Delaware corporation engaged in the oilfield services industry. The Company is a major supplier of wellbore related products and technology services, including products and services for drilling, formation evaluation, completion and production and reservoir technology and consulting to the worldwide oil and natural gas industry.

The Company was formed in April 1987 in connection with the combination of Baker International Corporation and Hughes Tool Company. It acquired Western Atlas Inc. in a merger completed on August 10, 1998. It is a provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and natural gas industry.

The linked share’s SEC file number is 001-09397.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$33.08	$26.90	$32.16
March 31, 2004	$38.77	$31.56	$36.48
June 30, 2004	$38.87	$33.45	$37.65
September 30, 2004	$44.27	$37.12	$43.72
December 31, 2004	$45.30	$39.80	$42.67
March 31, 2005	$48.36	$40.74	$44.49
June 30, 2005	$52.10	$41.81	$51.16
September 30, 2005	$61.90	$50.80	$59.68
December 30, 2005	$63.13	$50.37	$60.78
March 31, 2006	$78.33	$61.15	$68.40
June 30, 2006	$89.30	$66.64	$81.85
September 29, 2006	$83.95	$61.09	$68.20
December 29, 2006	$78.85	$64.92	$74.66
March 30, 2007	$73.81	$62.26	$66.13
June 29, 2007	$89.95	$65.69	$84.13
September 28, 2007	$92.10	$73.65	$90.37
December 31, 2007	$100.29	$76.40	$81.10
March 31, 2008	$82.13	$62.65	$68.50
June 30, 2008	$90.76	$67.48	$87.34
September 30, 2008	$90.45	$56.53	$60.54
December 31, 2008	$58.94	$24.40	$32.07
March 31, 2009	$38.95	$25.69	$28.55
June 30, 2009	$43.00	$27.38	$36.44
September 30, 2009	$44.61	$33.12	$42.66
December 23, 2009*	$48.18	$37.66	$40.83

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BHI

Initial price: $40.83

Protection level: 70.00%

Protection price: $28.58

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.491795

Coupon: 9.00% per annum

Maturity: December 28, 2010

Dividend yield: 1.47% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.47%
+ 90%	9.00%		91.47%
+ 80%	9.00%		81.47%
+ 70%	9.00%		71.47%
+ 60%	9.00%		61.47%
+ 50%	9.00%		51.47%
+ 40%	9.00%		41.47%
+ 30%	9.00%		31.47%
+ 20%	9.00%		21.47%
+ 10%	9.00%		11.47%
+ 5%	9.00%		6.47%

0%	9.00%		1.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.53%
- 10%	9.00%	-1.00%	-8.53%
- 20%	9.00%	-11.00%	-18.53%
- 30%	9.00%	-21.00%	-28.53%
- 40%	N/A	-31.00%	-38.53%
- 50%	N/A	-41.00%	-48.53%
- 60%	N/A	-51.00%	-58.53%
- 70%	N/A	-61.00%	-68.53%
- 80%	N/A	-71.00%	-78.53%
- 90%	N/A	-81.00%	-88.53%
- 100%	N/A	-91.00%	-98.53%

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. The Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$42.47	$34.47	$41.51
March 31, 2004	$42.72	$36.26	$39.54
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 30, 2009	$54.70	$30.02	$51.33
December 23, 2009*	$61.21	$47.50	$58.32

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $58.32

Protection level: 75.00%

Protection price: $43.74

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.146776

Coupon: 8.50% per annum

Maturity: December 28, 2010

Dividend yield: 2.88% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		102.88%
+ 90%	8.50%		92.88%
+ 80%	8.50%		82.88%
+ 70%	8.50%		72.88%
+ 60%	8.50%		62.88%
+ 50%	8.50%		52.88%
+ 40%	8.50%		42.88%
+ 30%	8.50%		32.88%
+ 20%	8.50%		22.88%
+ 10%	8.50%		12.88%
+ 5%	8.50%		7.88%

0%	8.50%		2.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-2.12%
- 10%	8.50%	-1.50%	-7.12%
- 20%	8.50%	-11.50%	-17.12%
- 30%	N/A	-21.50%	-27.12%
- 40%	N/A	-31.50%	-37.12%
- 50%	N/A	-41.50%	-47.12%
- 60%	N/A	-51.50%	-57.12%
- 70%	N/A	-61.50%	-67.12%
- 80%	N/A	-71.50%	-77.12%
- 90%	N/A	-81.50%	-87.12%
- 100%	N/A	-91.50%	-97.12%

Canadian Natural Resources Limited

According to publicly available information, Canadian Natural Resources Limited (the “Company”) was incorporated under the laws of the Province of British Columbia on November 7, 1973 as AEX Minerals Corporation (N.P.L.) and on December 5, 1975 changed its name to Canadian Natural Resources Limited. The Company’s business is the acquisition of interests in crude oil and natural gas rights and the exploration, development, production, marketing and sale of crude oil and natural gas. During 2008, the Company completed 55 transaction in the normal course to acquire additional interests in crude oil and natural gas properties. The Company participated in 33 transactions to dispose of non-core operation and non-operated properties for proceeds of $45 million. The Company’s principal regions of crude oil and natural gas operations are in the Western Canadian Sedimentary Basin, the United Kingdom sector of the North Sea and Offshore West Africa.

The linked share’s SEC file number is 1-8795.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.85	$10.11	$12.61
March 31, 2004	$14.47	$11.94	$13.91
June 30, 2004	$15.27	$12.94	$14.95
September 30, 2004	$20.16	$14.86	$19.92
December 31, 2004	$22.37	$18.56	$21.39
March 31, 2005	$30.37	$19.74	$28.41
June 30, 2005	$38.03	$24.49	$36.38
September 30, 2005	$50.73	$36.87	$45.19
December 30, 2005	$53.89	$36.65	$49.62
March 31, 2006	$64.38	$49.62	$55.39
June 30, 2006	$63.93	$45.67	$55.38
September 29, 2006	$56.68	$42.38	$45.58
December 29, 2006	$55.47	$40.29	$53.23
March 30, 2007	$56.62	$44.56	$55.19
June 29, 2007	$69.97	$55.07	$66.35
September 28, 2007	$78.90	$60.70	$75.75
December 31, 2007	$87.17	$63.55	$73.14
March 31, 2008	$78.10	$57.07	$68.26
June 30, 2008	$109.00	$66.23	$100.25
September 30, 2008	$103.37	$61.82	$68.46
December 31, 2008	$68.87	$26.46	$39.98
March 31, 2009	$48.41	$27.69	$38.56
June 30, 2009	$63.45	$37.75	$52.49
September 30, 2009	$71.93	$45.03	$67.19
December 23, 2009*	$76.49	$62.06	$70.67

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNQ

Initial price: $70.67

Protection level: 75.00%

Protection price: $53.00

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.150276

Coupon: 9.00% per annum

Maturity: December 28, 2010

Dividend yield: 0.53% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.53%
+ 90%	9.00%		90.53%
+ 80%	9.00%		80.53%
+ 70%	9.00%		70.53%
+ 60%	9.00%		60.53%
+ 50%	9.00%		50.53%
+ 40%	9.00%		40.53%
+ 30%	9.00%		30.53%
+ 20%	9.00%		20.53%
+ 10%	9.00%		10.53%
+ 5%	9.00%		5.53%

0%	9.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.47%
- 10%	9.00%	-1.00%	-9.47%
- 20%	9.00%	-11.00%	-19.47%
- 30%	N/A	-21.00%	-29.47%
- 40%	N/A	-31.00%	-39.47%
- 50%	N/A	-41.00%	-49.47%
- 60%	N/A	-51.00%	-59.47%
- 70%	N/A	-61.00%	-69.47%
- 80%	N/A	-71.00%	-79.47%
- 90%	N/A	-81.00%	-89.47%
- 100%	N/A	-91.00%	-99.47%

Cabot Oil & Gas Corporation

According to publicly available information, Cabot Oil & Gas Corporation (the “Company”) is an independent oil and gas company engaged in the development, exploitation and exploration of oil and gas properties located in North America. The four principal areas of operation are the Appalachian Basin, onshore Gulf Coast, south and east Texas and north Louisiana, the Rocky Mountains and the Anadarko Basin. The Company’s 2008 average realized natural gas price was $8.39 per Mcf, 16% higher than the 2007 average realized price. The 2008 average realized crude oil price was $89.11 per Bbl, 33% higher than the 2007 average realized price. For the year ended December 31, 2008, the Company drilled 432 gross wells with a success rate of 97%.

The linked share’s SEC file number is 001-10447.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$10.17	$8.40	$9.78
March 31, 2004	$10.97	$9.57	$10.19
June 30, 2004	$14.17	$10.01	$14.10
September 30, 2004	$15.20	$12.73	$14.97
December 31, 2004	$16.30	$13.57	$14.75
March 31, 2005	$19.55	$13.72	$18.38
June 30, 2005	$19.38	$13.78	$17.35
September 30, 2005	$25.57	$17.44	$25.26
December 30, 2005	$26.40	$20.17	$22.55
March 31, 2006	$26.74	$21.05	$23.97
June 30, 2006	$27.84	$19.13	$24.50
September 29, 2006	$28.12	$21.81	$23.97
December 29, 2006	$33.26	$21.32	$30.33
March 30, 2007	$35.92	$27.87	$33.66
June 29, 2007	$42.50	$33.64	$36.88
September 28, 2007	$38.46	$30.17	$35.16
December 31, 2007	$41.15	$33.03	$40.37
March 31, 2008	$55.87	$34.90	$50.84
June 30, 2008	$72.00	$49.89	$67.73
September 30, 2008	$72.87	$32.11	$36.14
December 31, 2008	$35.00	$19.18	$26.00
March 31, 2009	$31.85	$17.84	$23.57
June 30, 2009	$37.64	$22.46	$30.64
September 30, 2009	$39.47	$27.26	$35.75
December 31, 2009	$46.26	$33.33	$43.59
Janaury 11, 2010*	$46.45	$43.55	$44.29

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 11, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COG

Initial price: $45.39

Protection level: 75.00%

Protection price: $34.04

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.031284

Coupon: 9.00% per annum

Maturity: December 28, 2010

Dividend yield: 0.26% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.26%
+ 90%	9.00%		90.26%
+ 80%	9.00%		80.26%
+ 70%	9.00%		70.26%
+ 60%	9.00%		60.26%
+ 50%	9.00%		50.26%
+ 40%	9.00%		40.26%
+ 30%	9.00%		30.26%
+ 20%	9.00%		20.26%
+ 10%	9.00%		10.26%
+ 5%	9.00%		5.26%

0%	9.00%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.74%
- 10%	9.00%	-1.00%	-9.74%
- 20%	9.00%	-11.00%	-19.74%
- 30%	N/A	-21.00%	-29.74%
- 40%	N/A	-31.00%	-39.74%
- 50%	N/A	-41.00%	-49.74%
- 60%	N/A	-51.00%	-59.74%
- 70%	N/A	-61.00%	-69.74%
- 80%	N/A	-71.00%	-79.74%
- 90%	N/A	-81.00%	-89.74%
- 100%	N/A	-91.00%	-99.74%

El Paso Corp.

According to publicly available information, El Paso Corp. (the “Company”), is an energy company, originally founded in 1928 in El Paso, Texas that primarily operates in the natural gas transmission and exploration and production sectors of the energy industry. The Company’s purpose is to provide natural gas and related energy products in a safe, efficient and dependable manner. The Company owns or has interests in North America’s largest interstate pipeline system with approximately 42,000 miles of pipe that connect North America’s major natural gas producing basins to its major consuming markets. The Company’s exploration and production business focuses on the exploration for and the acquisition, development and production of natural gas, oil and NGL in the United States, Brazil and Egypt. As of December 31, 2008, the Company held an estimated 2.3 Tcfe of proved natural gas and oil reserves. The Company operations are conducted through two core segments, Pipelines and Exploration and Production. The Company also has Marketing and Power segments. The Company business segments provide a variety of energy products and services and are managed separately as each segment requires different technology and marketing strategies.

The linked share’s SEC file number is 01-14365.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$8.29	$5.97	$8.19
March 31, 2004	$9.88	$6.57	$7.11
June 30, 2004	$7.95	$6.58	$7.88
September 30, 2004	$9.20	$7.37	$9.19
December 31, 2004	$11.60	$8.43	$10.40
March 31, 2005	$13.10	$10.02	$10.58
June 30, 2005	$11.87	$9.37	$11.52
September 30, 2005	$14.16	$11.13	$13.90
December 30, 2005	$14.07	$10.78	$12.16
March 31, 2006	$13.95	$11.80	$12.05
June 30, 2006	$15.99	$11.85	$15.00
September 29, 2006	$16.38	$12.82	$13.64
December 29, 2006	$15.84	$12.92	$15.28
March 30, 2007	$15.66	$13.72	$14.47
June 29, 2007	$17.43	$14.41	$17.23
September 28, 2007	$18.56	$15.00	$16.97
December 31, 2007	$18.33	$15.29	$17.24
March 31, 2008	$18.27	$14.83	$16.64
June 30, 2008	$21.95	$16.57	$21.74
September 30, 2008	$22.47	$11.25	$12.76
December 31, 2008	$12.53	$5.32	$7.83
March 31, 2009	$9.51	$5.22	$6.25
June 30, 2009	$10.91	$6.11	$9.23
September 30, 2009	$10.84	$8.00	$10.32
December 23, 2009*	$11.37	$8.94	$10.12

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EP

Initial price: $10.12

Protection level: 75.00%

Protection price: $7.59

Physical delivery amount: 98 ($1,000/Initial price)

Fractional shares: 0.814229

Coupon: 9.25% per annum

Maturity: December 28, 2010

Dividend yield: 1.58% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.58%
+ 90%	9.25%		91.58%
+ 80%	9.25%		81.58%
+ 70%	9.25%		71.58%
+ 60%	9.25%		61.58%
+ 50%	9.25%		51.58%
+ 40%	9.25%		41.58%
+ 30%	9.25%		31.58%
+ 20%	9.25%		21.58%
+ 10%	9.25%		11.58%
+ 5%	9.25%		6.58%

0%	9.25%		1.58%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-3.42%
- 10%	9.25%	-0.75%	-8.42%
- 20%	9.25%	-10.75%	-18.42%
- 30%	N/A	-20.75%	-28.42%
- 40%	N/A	-30.75%	-38.42%
- 50%	N/A	-40.75%	-48.42%
- 60%	N/A	-50.75%	-58.42%
- 70%	N/A	-60.75%	-68.42%
- 80%	N/A	-70.75%	-78.42%
- 90%	N/A	-80.75%	-88.42%
- 100%	N/A	-90.75%	-98.42%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. As of December 31, 2008, the Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
June 30, 2009	$40.75	$26.72	$34.75
September 30, 2009	$43.32	$31.84	$40.37
December 23, 2009*	$46.23	$35.47	$40.03

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $40.03

Protection level: 75.00%

Protection price: $30.02

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.981264

Coupon: 10.00% per annum

Maturity: December 28, 2010

Dividend yield: 0.45% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.45%
+ 90%	10.00%		90.45%
+ 80%	10.00%		80.45%
+ 70%	10.00%		70.45%
+ 60%	10.00%		60.45%
+ 50%	10.00%		50.45%
+ 40%	10.00%		40.45%
+ 30%	10.00%		30.45%
+ 20%	10.00%		20.45%
+ 10%	10.00%		10.45%
+ 5%	10.00%		5.45%

0%	10.00%		0.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.55%
- 10%	10.00%	0.00%	-9.55%
- 20%	10.00%	-10.00%	-19.55%
- 30%	N/A	-20.00%	-29.55%
- 40%	N/A	-30.00%	-39.55%
- 50%	N/A	-40.00%	-49.55%
- 60%	N/A	-50.00%	-59.55%
- 70%	N/A	-60.00%	-69.55%
- 80%	N/A	-70.00%	-79.55%
- 90%	N/A	-80.00%	-89.55%
- 100%	N/A	-90.00%	-99.55%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 48 million products, which includes the delivery of 16.9 million products as of December 31, 2008. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 30, 2008	$49.89	$30.73	$33.94
December 31, 2008	$33.88	$14.40	$19.17
March 31, 2009	$23.48	$15.02	$21.21
June 30, 2009	$26.29	$19.48	$23.82
September 30, 2009	$38.18	$22.20	$37.74
December 23, 2009*	$39.64	$26.60	$30.40

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $30.40

Protection level: 75.00%

Protection price: $22.80

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.894737

Coupon: 11.50% per annum

Maturity: December 28, 2010

Dividend yield: 2.47% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		102.47%
+ 90%	11.50%		92.47%
+ 80%	11.50%		82.47%
+ 70%	11.50%		72.47%
+ 60%	11.50%		62.47%
+ 50%	11.50%		52.47%
+ 40%	11.50%		42.47%
+ 30%	11.50%		32.47%
+ 20%	11.50%		22.47%
+ 10%	11.50%		12.47%
+ 5%	11.50%		7.47%

0%	11.50%		2.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-2.53%
- 10%	11.50%	1.50%	-7.53%
- 20%	11.50%	-8.50%	-17.53%
- 30%	N/A	-18.50%	-27.53%
- 40%	N/A	-28.50%	-37.53%
- 50%	N/A	-38.50%	-47.53%
- 60%	N/A	-48.50%	-57.53%
- 70%	N/A	-58.50%	-67.53%
- 80%	N/A	-68.50%	-77.53%
- 90%	N/A	-78.50%	-87.53%
- 100%	N/A	-88.50%	-97.53%

IntercontinentalExchange, Inc.

According to publicly available information, IntercontinentalExchange, Inc. (the “Company”) operates the leading electronic global futures and over-the-counter, or OTC, marketplace for trading a broad array of energy products as well as the leading global soft commodities exchange. Currently, it is the only marketplace to offer an integrated electronic platform for side-by-side trading of energy products in futures and both cleared and bilateral OTC markets. Through its electronic trading platform, the Company’s marketplace brings together buyers and sellers of derivative and physical commodities contracts. The Company conducts its regulated U.S. futures markets through its wholly-owned subsidiary, ICE Futures U.S., and its regulated Canadian futures markets through its wholly-owned subsidiary, ICE Futures Canada. The Company completed its acquisition of ICE Futures U.S. on January 12, 2007 and its acquisition of ICE Futures Canada on August 27, 2007.

The linked share’s SEC file number is 1-32671.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$43.90	$31.27	$36.35
March 31, 2006	$73.57	$36.00	$69.05
June 30, 2006	$82.35	$45.27	$57.94
September 29, 2006	$77.90	$51.77	$75.07
December 29, 2006	$113.85	$72.15	$107.90
March 30, 2007	$167.00	$109.00	$122.21
June 29, 2007	$162.47	$120.56	$147.85
September 28, 2007	$174.11	$117.25	$151.90
December 31, 2007	$194.92	$151.76	$192.50
March 31, 2008	$193.58	$110.33	$130.50
June 30, 2008	$167.28	$113.99	$114.00
September 30, 2008	$116.38	$61.00	$80.68
December 31, 2008	$92.96	$49.69	$82.44
March 31, 2009	$85.00	$50.10	$74.47
June 30, 2009	$121.59	$72.06	$114.24
September 30, 2009	$115.26	$83.00	$97.19
December 23, 2009*	$111.34	$91.02	$108.89

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ICE

Initial price: $108.89

Protection level: 75.00%

Protection price: $81.67

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.183580

Coupon: 10.25% per annum

Maturity: December 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

International Paper Co.

According to publicly available information, International Paper Co. (the “Company”) is a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa.

In the United States at December 31, 2008, including the Containerboard, Packaging and Recycling business (CBPR) acquired in August 2008 from Weyerhaeuser Company, the Company operated 23 pulp, paper and packaging mills, 157 converting and packaging plants, 19 recycling plants and three bag facilities. Production facilities at December 31, 2008 in Europe, Asia, Latin America and South America included eight pulp, paper and packaging mills, 53 converting and packaging plants, and two recycling plants. The Company distributes printing, packaging, graphic arts, maintenance and industrial products principally through over 237 distribution branches in the United States and 35 distribution branches located in Canada, Mexico and Asia. At December 31, 2008, the Company owned or managed approximately 200,000 acres of forestlands in the United States, approximately 250,000 acres in Brazil.

The Company is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898. The Company’s home page on the Internet is www.internationalpaper.com.

The linked share’s SEC file number is 001-03157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$45.01	$39.80	$42.26
June 30, 2004	$44.81	$37.91	$44.70
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
September 30, 2009	$25.30	$13.82	$22.23
December 31, 2009	$27.78	$20.62	$26.78
March 23, 2010*	$28.61	$21.66	$26.16

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $27.66

Protection level: 75.00%

Protection price: $20.75

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.153290

Coupon: 10.25% per annum

Maturity: December 28, 2010

Dividend yield: 1.17% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		101.17%
+ 90%	10.25%		91.17%
+ 80%	10.25%		81.17%
+ 70%	10.25%		71.17%
+ 60%	10.25%		61.17%
+ 50%	10.25%		51.17%
+ 40%	10.25%		41.17%
+ 30%	10.25%		31.17%
+ 20%	10.25%		21.17%
+ 10%	10.25%		11.17%
+ 5%	10.25%		6.17%

0%	10.25%		1.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-3.83%
- 10%	10.25%	0.25%	-8.83%
- 20%	10.25%	-9.75%	-18.83%
- 30%	N/A	-19.75%	-28.83%
- 40%	N/A	-29.75%	-38.83%
- 50%	N/A	-39.75%	-48.83%
- 60%	N/A	-49.75%	-58.83%
- 70%	N/A	-59.75%	-68.83%
- 80%	N/A	-69.75%	-78.83%
- 90%	N/A	-79.75%	-88.83%
- 100%	N/A	-89.75%	-98.83%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, four dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes five units under construction, including one F&G JU-2000E premium jackup, one Globetrotter-class drillship, and three semisubmersibles. Approximately 87 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 30, 2008	$67.12	$39.89	$43.90
December 31, 2008	$43.57	$19.25	$22.09
March 31, 2009	$29.25	$20.03	$24.09
June 30, 2009	$37.50	$23.04	$30.25
September 30, 2009	$39.60	$27.56	$37.96
December 31, 2009	$45.03	$35.83	$40.70
January 27, 2010*	$45.60	$41.17	$42.19

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $41.26

Protection level: 75.00%

Protection price: $30.95

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.236549

Coupon: 9.25% per annum

Maturity: December 28, 2010

Dividend yield: 0.10% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.10%
+ 90%	9.25%		90.10%
+ 80%	9.25%		80.10%
+ 70%	9.25%		70.10%
+ 60%	9.25%		60.10%
+ 50%	9.25%		50.10%
+ 40%	9.25%		40.10%
+ 30%	9.25%		30.10%
+ 20%	9.25%		20.10%
+ 10%	9.25%		10.10%
+ 5%	9.25%		5.10%

0%	9.25%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.90%
- 10%	9.25%	-0.75%	-9.90%
- 20%	9.25%	-10.75%	-19.90%
- 30%	N/A	-20.75%	-29.90%
- 40%	N/A	-30.75%	-39.90%
- 50%	N/A	-40.75%	-49.90%
- 60%	N/A	-50.75%	-59.90%
- 70%	N/A	-60.75%	-69.90%
- 80%	N/A	-70.75%	-79.90%
- 90%	N/A	-80.75%	-89.90%
- 100%	N/A	-90.75%	-99.90%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is a integrated fertilizer and related industrial and feed products company. In 2008, the Company estimates their potash operations represented 17% of global production and 22% of global potash capacity. In 2008, the Company estimates our phosphate operations produced 5% of world phosphoric acid production. In 2008, the Company estimates their nitrogen operations produced 2% of the world’s ammonia production.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$14.54	$11.75	$14.41
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 28, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
September 30, 2008	$229.95	$126.50	$132.01
December 31, 2008	$133.44	$47.54	$73.22
March 31, 2009	$95.46	$63.65	$80.81
June 30, 2009	$121.34	$77.19	$93.05
September 30, 2009	$102.28	$80.90	$90.34
December 31, 2009	$123.93	$83.76	$108.50
February 3, 2010	$126.45	$98.27	$107.78

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $111.44

Protection level: 75.00%

Protection price: $83.58

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.973439

Coupon: 8.50% per annum

Maturity: December 28, 2010

Dividend yield: 0.36% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.36%
+ 90%	8.50%		90.36%
+ 80%	8.50%		80.36%
+ 70%	8.50%		70.36%
+ 60%	8.50%		60.36%
+ 50%	8.50%		50.36%
+ 40%	8.50%		40.36%
+ 30%	8.50%		30.36%
+ 20%	8.50%		20.36%
+ 10%	8.50%		10.36%
+ 5%	8.50%		5.36%

0%	8.50%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.64%
- 10%	8.50%	-1.50%	-9.64%
- 20%	8.50%	-11.50%	-19.64%
- 30%	N/A	-21.50%	-29.64%
- 40%	N/A	-31.50%	-39.64%
- 50%	N/A	-41.50%	-49.64%
- 60%	N/A	-51.50%	-59.64%
- 70%	N/A	-61.50%	-69.64%
- 80%	N/A	-71.50%	-79.64%
- 90%	N/A	-81.50%	-89.64%
- 100%	N/A	-91.50%	-99.64%

Research in Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and, as of February 28, 2009, include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 30, 2009	$88.07	$63.36	$67.55
December 23, 2009*	$71.60	$54.31	$67.62

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $67.62

Protection level: 75.00%

Protection price: $50.72

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.788524

Coupon: 10.25% per annum

Maturity: December 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2008, the Company employed approximately 87,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
September 30, 2009	$63.00	$48.13	$59.60
December 31, 2009	$71.10	$56.00	$65.09
February 16, 2010*	$72.00	$60.26	$65.65

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 16, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $65.23

Protection level: 75.00%

Protection price: $48.92

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.330369

Coupon: 8.50% per annum

Maturity: December 28, 2010

Dividend yield: 1.29% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.29%
+ 90%	8.50%		91.29%
+ 80%	8.50%		81.29%
+ 70%	8.50%		71.29%
+ 60%	8.50%		61.29%
+ 50%	8.50%		51.29%
+ 40%	8.50%		41.29%
+ 30%	8.50%		31.29%
+ 20%	8.50%		21.29%
+ 10%	8.50%		11.29%
+ 5%	8.50%		6.29%

0%	8.50%		1.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.71%
- 10%	8.50%	-1.50%	-8.71%
- 20%	8.50%	-11.50%	-18.71%
- 30%	N/A	-21.50%	-28.71%
- 40%	N/A	-31.50%	-38.71%
- 50%	N/A	-41.50%	-48.71%
- 60%	N/A	-51.50%	-58.71%
- 70%	N/A	-61.50%	-68.71%
- 80%	N/A	-71.50%	-78.71%
- 90%	N/A	-81.50%	-88.71%
- 100%	N/A	-91.50%	-98.71%

Suncor Energy Inc.

According to publicly available information, Suncor Energy Inc. (the “Company”) is an integrated energy company, with corporate headquarters in Calgary, Alberta, Canada. The Company is strategically focused on developing one of the world’s largest petroleum resource basins—Canada’s Athabasca oil sands. In addition, the Company explores for, acquires, develops, produces and markets crude oil and natural gas, transport and refine crude oil and market petroleum and petrochemical products. Periodically, the Company also markets third-party petroleum products. The Company also carries on energy trading activities focused principally on buying and selling futures contracts and other derivative instruments based on the commodities the Company produces.

In 2008, the Company produced approximately 264,700 boe per day, comprised of 228,000 barrels per day (bpd) of crude oil from our oil sands operations, and 220 million cubic feet equivalent per day (mmcfe/d) of natural gas and liquids from our natural gas business.

The linked share’s SEC file number is 001-12384.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$12.71	$9.29	$12.53
March 31, 2004	$14.38	$12.34	$13.68
June 30, 2004	$14.04	$11.28	$12.81
September 30, 2004	$16.32	$12.46	$16.01
December 31, 2004	$18.08	$15.58	$17.70
March 31, 2005	$20.85	$15.67	$20.11
June 30, 2005	$24.48	$17.69	$23.66
September 30, 2005	$31.25	$23.70	$30.27
December 30, 2005	$33.00	$24.06	$31.57
March 31, 2006	$41.08	$32.00	$38.51
June 30, 2006	$44.93	$33.68	$40.51
September 29, 2006	$43.39	$31.89	$36.03
December 29, 2006	$41.04	$32.03	$39.46
March 30, 2007	$38.90	$33.89	$38.18
June 29, 2007	$46.76	$37.86	$44.96
September 28, 2007	$50.06	$41.19	$47.41
December 31, 2007	$58.99	$45.70	$54.37
March 31, 2008	$56.73	$39.67	$48.18
June 30, 2008	$74.28	$46.32	$58.12
September 30, 2008	$61.99	$38.00	$42.14
December 31, 2008	$40.49	$14.52	$19.50
March 31, 2009	$27.77	$16.95	$22.21
June 30, 2009	$36.92	$21.61	$30.34
September 30, 2009	$37.30	$25.52	$34.56
December 31, 2009	$39.61	$31.84	$35.31
March 31, 2010	$38.22	$28.05	$32.54
May 11, 2010*	$35.71	$28.70	$31.30

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 11, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SU

Initial price: $35.43

Protection level: 75.00%

Protection price: $26.57

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.224668

Coupon: 9.00% per annum

Maturity: December 28, 2010

Dividend yield: 0.76% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.76%
+ 90%	9.00%		90.76%
+ 80%	9.00%		80.76%
+ 70%	9.00%		70.76%
+ 60%	9.00%		60.76%
+ 50%	9.00%		50.76%
+ 40%	9.00%		40.76%
+ 30%	9.00%		30.76%
+ 20%	9.00%		20.76%
+ 10%	9.00%		10.76%
+ 5%	9.00%		5.76%

0%	9.00%		0.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.24%
- 10%	9.00%	-1.00%	-9.24%
- 20%	9.00%	-11.00%	-19.24%
- 30%	N/A	-21.00%	-29.24%
- 40%	N/A	-31.00%	-39.24%
- 50%	N/A	-41.00%	-49.24%
- 60%	N/A	-51.00%	-59.24%
- 70%	N/A	-61.00%	-69.24%
- 80%	N/A	-71.00%	-79.24%
- 90%	N/A	-81.00%	-89.24%
- 100%	N/A	-91.00%	-99.24%

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. As of December 31, 2008, the Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production, Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$3.19	$2.27	$2.99
March 31, 2004	$3.11	$2.42	$3.02
June 30, 2004	$3.62	$2.95	$3.58
September 30, 2004	$5.36	$3.65	$5.25
December 31, 2004	$6.93	$5.06	$6.34
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 30, 2009	$45.80	$34.26	$42.68
December 23, 2009*	$50.65	$39.77	$50.57

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $50.57

Protection level: 75.00%

Protection price: $37.93

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.774570

Coupon: 10.50% per annum

Maturity: December 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		100.00%
+ 90%	10.50%		90.00%
+ 80%	10.50%		80.00%
+ 70%	10.50%		70.00%
+ 60%	10.50%		60.00%
+ 50%	10.50%		50.00%
+ 40%	10.50%		40.00%
+ 30%	10.50%		30.00%
+ 20%	10.50%		20.00%
+ 10%	10.50%		10.00%
+ 5%	10.50%		5.00%

0%	10.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-5.00%
- 10%	10.50%	0.50%	-10.00%
- 20%	10.50%	-9.50%	-20.00%
- 30%	N/A	-19.50%	-30.00%
- 40%	N/A	-29.50%	-40.00%
- 50%	N/A	-39.50%	-50.00%
- 60%	N/A	-49.50%	-60.00%
- 70%	N/A	-59.50%	-70.00%
- 80%	N/A	-69.50%	-80.00%
- 90%	N/A	-79.50%	-90.00%
- 100%	N/A	-89.50%	-100.00%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 01-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
September 30, 2009	$21.10	$15.29	$19.39
December 23, 2009*	$21.47	$15.76	$16.91

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $16.91

Protection level: 75.00%

Protection price: $12.68

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.136606

Coupon: 9.00% per annum

Maturity: December 28, 2010

Dividend yield: 3.55% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		103.55%
+ 90%	9.00%		93.55%
+ 80%	9.00%		83.55%
+ 70%	9.00%		73.55%
+ 60%	9.00%		63.55%
+ 50%	9.00%		53.55%
+ 40%	9.00%		43.55%
+ 30%	9.00%		33.55%
+ 20%	9.00%		23.55%
+ 10%	9.00%		13.55%
+ 5%	9.00%		8.55%

0%	9.00%		3.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-1.45%
- 10%	9.00%	-1.00%	-6.45%
- 20%	9.00%	-11.00%	-16.45%
- 30%	N/A	-21.00%	-26.45%
- 40%	N/A	-31.00%	-36.45%
- 50%	N/A	-41.00%	-46.45%
- 60%	N/A	-51.00%	-56.45%
- 70%	N/A	-61.00%	-66.45%
- 80%	N/A	-71.00%	-76.45%
- 90%	N/A	-81.00%	-86.45%
- 100%	N/A	-91.00%	-96.45%

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 39 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

On December 31, 2008, the Company acquired Wachovia Corporation, one of the nation’s largest diversified financial services companies, providing a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009	$28.45	$13.65	$24.26
September 30, 2009	$29.56	$22.08	$28.18
December 23, 2009*	$31.53	$25.01	$26.85

*	High, low and closing prices are for the period starting October 1, 2009 and ending December 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $26.85

Protection level: 75.00%

Protection price: $20.14

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.243948

Coupon: 10.00% per annum

Maturity: December 28, 2010

Dividend yield: 1.82% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		101.82%
+ 90%	10.00%		91.82%
+ 80%	10.00%		81.82%
+ 70%	10.00%		71.82%
+ 60%	10.00%		61.82%
+ 50%	10.00%		51.82%
+ 40%	10.00%		41.82%
+ 30%	10.00%		31.82%
+ 20%	10.00%		21.82%
+ 10%	10.00%		11.82%
+ 5%	10.00%		6.82%

0%	10.00%		1.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-3.18%
- 10%	10.00%	0.00%	-8.18%
- 20%	10.00%	-10.00%	-18.18%
- 30%	N/A	-20.00%	-28.18%
- 40%	N/A	-30.00%	-38.18%
- 50%	N/A	-40.00%	-48.18%
- 60%	N/A	-50.00%	-58.18%
- 70%	N/A	-60.00%	-68.18%
- 80%	N/A	-70.00%	-78.18%
- 90%	N/A	-80.00%	-88.18%
- 100%	N/A	-90.00%	-98.18%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 28, 2008, the Company operated 275 stores: 264 stores in 38 U.S. states and the District of Columbia; six stores in Canada; and five stores in the United Kingdom. This includes 55 stores (net of closed and divested locations) acquired from Wild Oats Markets, Inc. (“Wild Oats”) on August 28, 2007: 52 stores in 20 U.S. states and three stores in Canada.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
January 5, 2010*	$28.05	$27.19	$27.62

*	High, low and closing prices are for the period starting January 1, 2010 and ending January 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $28.52

Protection level: 75.00%

Protection price: $21.39

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.063114

Coupon: 10.25% per annum

Maturity: December 28, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%